UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On November 6, 2013, the Board of Directors (the “Board”) of Brooks Automation, Inc. (the “Company”) approved (i) increases in base salary for certain named executive officers of the Company, (ii) cash bonus payments to named executive officers for the fiscal year ended September 30, 2013, and (iii) the establishment of the Company’s executive equity incentive plan for the fiscal year ending September 30, 2014 (the “FY 14 EEIP”), in which the executive officers and additional key management personnel participate.
The Board approved base salary increases, effective January 1, 2014, and cash bonus payments for the fiscal year ended September 30, 2013 for the named executive officers shown below in the amounts shown opposite his name. The cash bonus payments were determined at the discretion of the Human Resources and Compensation Committee and the Board based on the assessment of each executive’s achievement of individual performance objectives established pursuant to the Company’s performance-based variable compensation plan for the fiscal year ended September 30, 2013, except that the entire bonus payment set forth below for Thomas R. Leitzke was based on the achievement of business unit financial metrics.

Named Executive Officer	Title	Current Base Salary	New Base Salary (effective January 1, 2014)	FY13 Cash Bonus
Stephen S. Schwartz	Chief Executive Officer	$575,000	$625,000	$125,000
Mark D. Morelli	President and Chief Operating Officer	$425,000	$500,000	$106,250
Thomas R.Leitzke*	Senior Vice President, Global Operations	N/A	N/A	$16,800
*Mr. Leitzke’s employment with the Company terminated on September 30, 2013.
Under the FY 14 EEIP, participants may be granted an award of restricted stock units (“RSUs”), of which 25% vest based on the passage of time with a continuous service requirement and 75% will be earned based on the achievement of performance criteria which has been established by the Human Resources and Compensation Committee and the Board with additional time-based vesting after the performance determinations have been made. The portion of the award subject to time-based vesting will vest in one-third increments beginning one year after the date of grant and annually thereafter. The number of RSUs to be earned based on performance will be determined based upon achievement of Company financial performance metrics for gross margins and free cash flows during the fiscal year ending on September 30, 2014 as determined by the Human Resources and Compensation Committee and the Board. Once the performance determinations have been made, the performance-based portion of the award that has been earned will be subject to additional time-based vesting, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result in no vesting as to that metric’s weighted percentage of RSUs. If the Company’s performance exceeds the target threshold for either metric, the participants could achieve up to 200% of the number of performance-based RSUs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: November 13, 2013	Jason W. Joseph Vice President, General Counsel and Secretary

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